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Exhibit 10.2

                            RESOLUTIONS TO AMEND
                 RETIREMENT PLAN FOR NON-EMPLOYEE DIRECTORS

         RESOLVED, That the first sentence of Section 2 of the Terms of Retirement Plan for Non-Employee Directors of Laclede Gas Company is amended effective October 1, 2004 by replacing the phrase "at the time of retirement (or death in the case referred to in subclause (c)(ii) of the first sentence of Paragraph 1 above" with "on November 1, 2002" so the first sentence shall read as follows:

                  Benefits shall, following the Entitlement Date (as hereinafter defined), be payable to each Eligible Director annually, and each annual payment shall be based on the Eligible Director's annual Board retainer (but excluding fees for serving as a chairman or member of any committees of the Board, or for attending meetings of the Board or any committees thereof) in effect on November 1, 2002.

         RESOLVED, That management is authorized and directed to execute such documents and take such actions as are necessary to implement the intent of these resolutions.